Exhibit 32

CERTIFICATIONS

PURSUANT TO 18 U.S.C.

SECTION 1350

In connection

with the Annual Report of ConocoPhillips (the

Company)

on Form 10-K for the period ended
December 31, 2020,

as filed with the U.S. Securities

and Exchange

Commission on the date

hereof (the
Report), each

of the undersigned hereby certifies, pursuant

to 18 U.S.C. Section 1350, as adopted

pursuant to
Section 906 of the Sarbanes

-Oxley

Act of 2002, that

to their

knowledge:

(1)

The Report fully complies with

the requirements of Sections

13(a) or 15(d) of the

Securities
Exchange

Act of 1934; and

(2)

The information

contained in the

Report fairly presents, in

all material respects, the

financial
condition and

results of operations

of the Company.

February 16, 2021

/s/ Ryan M. Lance
Ryan

M. Lance
Chairman

and
Chief Executive Officer

/s/ William

L. Bullock, Jr.
William L. Bullock,

Jr.
Executive Vice

President and
Chief Financial Officer